As filed with the Securities and Exchange Commission on July 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEWLEAD HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

83 Akti Miaouli & Flessa Str., Piraeus Greece 185 38

(Address of principal executive offices) (Zip Code)

Compensation Agreements between NewLead Holdings Ltd. and Consultants

(Full title of the plans)

Mr. Michail S. Zolotas

83 Akti Miaouli & Flessa Str.

Piraeus Greece 185 38

(Name and address of agent for service)

011-30-213-014-8600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value (2)	4,608,000	$0.29	$1,336,320.00	$172.12
Total	4,608,000	$0.29	$1,336,320.00	$172.12

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price within five (5) business days prior to the date of filing this Registration Statement as reported on the NASDAQ Global Select Market on June 30, 2014, which was $0.29 per share.

(2)	Represents shares of common stock issuable pursuant to Compensation Agreements between the Company and various consultants (the “Compensation Agreements”).

EXPLANATORY NOTE

This Registration Statement is being filed by NewLead Holdings Ltd. (the “Company”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) in order to register an aggregate of 4,608,000 shares of the Company’s common stock, par value $0.01 per share, the amount of shares issuable under the Company’s Compensation Agreements with Marc J. Ross, Seth Farbman, Shai Stern, Yoel Goldfeder, Georgios Madianos, Richard Thacker and Troy Francisco (collectively, the “Consultants”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide the Consultants with documents that contain information related to the Compensation Agreements and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Consultant who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Consultant a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Michail Zolotas, Chief Executive Officer

NewLead Holdings Ltd.

83 Akti Miaouli & Flessa Str.,

Piraeus, Greece 185 38

PART II

INFORMATION NOT REQUIRED IN THE PROSPECUTS

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, as filed with the SEC on May 9, 2014;

•	Our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2013, as filed with the SEC on May 12, 2014;

•	Our Current Report on Form 6-K for the month of December, 2013, as filed with the SEC on January 6, 2014;

•	Our Current Report on Form 6-K for the month of January, 2014, as filed with the SEC on January 6, 2014;

•	Our Current Report on Form 6-K for the month of January, 2014, as filed with the SEC on January 17, 2014;

•	Our Current Report on Form 6-K for the month of February, 2014, as filed with the SEC on February 7, 2014;

•	Our Current Report on Form 6-K for the month of February, 2014, as filed with the SEC on February 21, 2014;

•	Our Current Report on Form 6-K for the month of February, 2014, as filed with the SEC on March 3, 2014;

•	Our Current Report on Form 6-K for the month of March, 2014, as filed with the SEC on March 10, 2014;

•	Our Current Report on Form 6-K for the month of March, 2014, as filed with the SEC on March 14, 2014;

•	Our Current Report on Form 6-K for the month of March, 2014, as filed with the SEC on March 10, 2014;

•	Our Current Report on Form 6-K for the month of March, 2014, as filed with the SEC on March 24, 2014;

•	Our Current Report on Form 6-K for the month of March, 2014, as filed with the SEC on March 28, 2014;

•	Our Current Report on Form 6-K for the month of April, 2014, as filed with the SEC on April 7, 2014;

•	Our Current Report on Form 6-K for the month of April, 2014, as filed with the SEC on April 9, 2014;

•	Our Current Report on Form 6-K for the month of April, 2014, as filed with the SEC on April 15, 2014;

•	Our Current Report on Form 6-K for the month of April, 2014, as filed with the SEC on April 17, 2014;

•	Our Current Report on Form 6-K for the month of April, 2014, as filed with the SEC on April 25, 2014;

•	Our Current Report on Form 6-K for the month of April, 2014, as filed with the SEC on April 29, 2014;

•	Our Current Report on Form 6-K for the month of April, 2014, as filed with the SEC on April 30, 2014;

•	Our Current Report on Form 6-K for the month of May, 2014, as filed with the SEC on May 6, 2014;

•	Our Current Report on Form 6-K for the month of May, 2014, as filed with the SEC on May 7, 2014;

•	Our Current Report on Form 6-K for the month of May, 2014, as filed with the SEC on May 9, 2014;

•	Our Current Report on Form 6-K for the month of May, 2014, as filed with the SEC on May 13, 2014;

•	Our Current Report on Form 6-K for the month of May, 2014, as filed with the SEC on May 30, 2014;

•	Our Current Report on Form 6-K for the month of June, 2014, as filed with the SEC on June 3, 2014;

•	Our Current Report on Form 6-K for the month of June, 2014, as filed with the SEC on June 5, 2014;

•	Our Current Report on Form 6-K for the month of June, 2014, as filed with the SEC on June 6, 2014;

•	Our Current Report on Form 6-K for the month of June, 2014, as filed with the SEC on June 12, 2014;

•	Our Current Report on Form 6-K for the month of June, 2014, as filed with the SEC on June 13, 2014;

•	Our Current Report on Form 6-K for the month of June, 2014, as filed with the SEC on June 18, 2014;

•	Our Current Report on Form 6-K for the month of June, 2014, as filed with the SEC on June 20, 2014;

•	Our Current Report on Form 6-K/A for the month of June, 2014, as filed with the SEC on June 26, 2014;

•	Our Current Report on Form 6-K for the month of June, 2014, as filed with the SEC on June 27, 2014; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 1, 2005.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act and accordingly, no information under Item 202 of Regulation S-K is required.

Item 5. Interests of Named Experts and Counsel.

Sichenzia Ross Friedman Ference LLP is acting as counsel to NewLead Holdings Ltd. connection with United States securities laws. An attorney employed by this law firm is presently entitled to receive 1,088,000 shares of common stock, all of which are issuable pursuant to a compensation agreement entered into between the Company and Marc J. Ross, a partner of Sichenzia Ross Friedman Ference LLP, which are being registered pursuant to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

We are a Bermuda exempted company. The Bermuda Companies Act 1981, or BCA, provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. The BCA further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to the BCA.

We have adopted provisions in our by-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in the by-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

Our by-laws further provide that the shareholders waive all claims or rights of action that they might have, individually or in right of our company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Our by-laws also provide that no officers or directors shall be answerable for the acts, receipts, neglects or defaults of the other officers or directors, or for any bankers or other persons with whom any moneys or effects belonging to us shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested.

Our by-laws further provide that we shall pay to or on behalf of any such director or officer any and all costs and expenses associated in defending or appearing or giving evidence in the proceedings referred to above as and when such costs and expenses are incurred; provided that in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such person shall reimburse to us all funds paid by us in respect of costs and expenses of defending such proceedings.

The BCA permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. Our by-laws provide that we may purchase and maintain insurance for the benefit of any director or officer against any liability incurred by him under the BCA in his capacity as a director or officer or indemnifying such director or officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to us or our subsidiaries.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

See attached Exhibit Index.

Item 9. Undertakings.

(1)   The undersigned Registrant hereby undertakes to:

(a)          File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b)          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of the securities at the time to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 3, 2014.

NEWLEAD HOLDINGS LTD.

By:	/s/ Michael Zolotas
Michael Zolotas
Chairman of the Board and Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael Zolotas	Chairman of the Board of Directors and Chief Executive Officer (Principal executive officer)	July 3, 2014
Michael Zolotas

/s/ Antonios Bertsos	President and Chief Financial Officer (Principal financial and accounting officer)	July 3, 2014
Antonios Bersos

/s/ Spyros Gianniotis	Director	July 3, 2014
Spyros Gianniotis

/s/ Sae Jung Oh	Director	July 3, 2014
Sae Jung Oh

/s/ Panagiotis Skiadas	Director	July 3, 2014
Panagiotis Skiadas

/s/ Marc J. Ross	Authorized Representative in the United States	July 3, 2014
Marc J. Ross Partner Sichenzia Ross Friedman Ference LLP

EXHIBIT INDEX

Exhibit Number	Description
5.01	Opinion of Bermuda counsel to the Registrant, as to the validity of the securities to be issued
10.01	Compensation Agreement between NewLead Holdings Ltd. and Marc J. Ross, dated as of July 1, 2014
10.02	Compensation Agreement between NewLead Holdings Ltd. and Seth Farbman, dated as of July 1, 2014
10.03	Compensation Agreement between NewLead Holdings Ltd. and Shai Stern, dated as of July 1, 2014
10.04	Compensation Agreement between NewLead Holdings Ltd. and Yoel Goldfeder, dated as of July 1, 2014
10.05	Compensation Agreement between NewLead Holdings Ltd. and Georgios Madianos, dated as of July 1, 2014
10.06	Compensation Agreement between NewLead Holdings Ltd. and Richard L. Thacker, dated as of July 1, 2014
10.07	Compensation Agreement between NewLead Holdings Ltd. and Troy LeMichael Francisco, dated as of July 1, 2014
23.01	Consent of Cherry Bekaert LLP
23.02	Consent of EisnerAmper LLP
23.03	Consent of Bermuda counsel (included in Exhibit 5.01)